UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2025

Agriculture & Natural Solutions Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41861	98-1591619
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

712 Fifth Avenue, 36th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 993-0076

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one warrant	ANSCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ANSC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	ANSCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on August 28, 2024, Agriculture & Natural Solutions Acquisition Corporation, a Cayman Islands exempted company (the “Company”), Agriculture & Natural Solutions Company Limited ACN 680 144 085, an Australian unlisted public company limited by shares and affiliated with Sponsor (as defined below) (“NewCo”), Merino Merger Sub 1 Inc., a Cayman Islands exempted company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Merino Merger Sub 2 Inc., a Cayman Islands exempted company and wholly owned subsidiary of NewCo (“Merger Sub 2”), Raymond T. Dalio, in his capacity as Trustee of the Raymond T. Dalio Revocable Trust (“Dalio”), Bell Group Holdings Pty Limited ACN 004 845 710, an Australian private company (together with Dalio, the “Sellers”), Australian Food & Agriculture Company Limited ACN 005 858 293, an Australian unlisted public company limited by shares (“AFA”), and, solely with respect to Section 2.07 of the Business Combination Agreement (as defined below), Agriculture & Natural Solutions Acquisition Sponsor LLC, a Cayman Islands limited liability company (“Sponsor” and together with the Company, NewCo, Merger Sub 1, Merger Sub 2, the Sellers and AFA, collectively, the “Parties”), entered into a Business Combination Agreement (the “Business Combination Agreement”).

On April 10, 2025, pursuant to Section 11.01(a) of the Business Combination Agreement, the Parties entered into a Termination of the Business Combination Agreement (“Termination Agreement”) to terminate the Business Combination Agreement (the “Termination”). The parties mutually determined to terminate the Business Combination Agreement due to increasingly volatile equity market conditions. As a result of the Termination Agreement, the Business Combination Agreement and all Ancillary Agreements (as defined in the Business Combination Agreement) other than the Limited Guaranty (as defined in the Termination Agreement) and the Confidentiality Agreement (as defined in the Business Combination Agreement) are of no further force and effect, with the exception of certain provisions thereof, including, but not limited to, the Company’s obligation to pay certain expenses incurred by the parties in connection with the Business Combination Agreement and related transactions, which shall survive the Termination and be satisfied in accordance with the terms of the Business Combination Agreement and/or the Termination Agreement, as applicable.

Additionally, each of the Parties has agreed, on behalf of themselves and their respective related parties, to a release of claims relating to the Business Combination Agreement and the related transactions, including the Termination, subject to certain exceptions, as set forth in the Termination Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by the Termination Agreement, which is filed as an exhibit to this Current Report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
10.1	Termination Agreement by and among the Company, NewCo, Merger Sub 1, Merger Sub 2, the Sellers, AFA and Sponsor, dated April 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agriculture & Natural Solutions Acquisition Corporation

Date: April 11, 2025	By:	/s/ Thomas Smith
	Name:	Thomas Smith
	Title:	Chief Financial Officer, Chief Accounting Officer and Secretary